ETRN AND EQM ANNOUNCE FIRST QUARTER 2019 RESULTS
Pittsburgh, PA (April 30, 2019) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM) today announced first quarter 2019 results.
Q1 2019 Highlights:

•	Delivered first quarter operating and financial results ahead of guidance

•	Generated 90% of transmission operating revenue from firm reservation fees

•	Generated 49% of gathering operating revenue from firm reservation fees

•	Completed strategic acquisition of 60% of Eureka Midstream and 100% of Hornet Midstream in April 2019

•	Simplified structure and eliminated the EQM incentive distribution rights (IDRs)
“We had a solid start to the year as we moved quickly to simplify our structure, executed a strategic bolt-on acquisition, and delivered first quarter results ahead of guidance," said Thomas F. Karam, chief executive officer of ETRN and EQM. "While we continue execution of our growth strategy, we will maintain our financial prudence by leveraging our asset footprint to enhance operating efficiencies and to deliver innovative natural gas transportation and water services solutions to our customers."
Diana Charletta, chief operating officer, added, "With our many first quarter accomplishments, 2019 is proving to be another exciting and transformational year for our company. Our E-Train team stepped up to lead the due diligence and integration efforts for the recent acquisition and continued to operate our existing assets safely and efficiently. During the quarter, we managed modest variations in our gathered volume by focusing on cost controls. Additionally, we continued to concentrate on the completion of our major growth projects, which will provide our customers with increased flexibility and access to premium markets."
FIRST QUARTER 2019 RESULTS
ETRN announced net income attributable to ETRN of $56.3 million for the first quarter 2019, and ETRN will receive $134 million in cash from its ownership in EQM. Also during the quarter, ETRN directly incurred $5 million of expenses related to separation and other transaction costs.
For the first quarter 2019, net income attributable to EQM was $251.9 million, adjusted EBITDA was $331.8 million, net cash provided by operating activities was $161.0 million, and distributable cash flow was $266.8 million. The Non-GAAP Disclosures section of this earnings news release provides reconciliations of non-GAAP financial measures from their most comparable GAAP financial measure.
For the first quarter 2019, EQM operating revenue increased by $19 million, or 5%, compared to the same quarter last year. The increase in revenue was related primarily to higher contracted firm transmission and gathering capacities and was partly offset by lower water services revenue. Operating expenses increased by $17 million compared to the first quarter 2018, with $4 million of the increase related to separation and other transaction costs and the remaining increase related primarily to higher system throughput and additional assets placed in service, consistent with the growth in the business.
EQM's first quarter 2018 results have been retrospectively recast to include the pre-acquisition results of Rice Midstream Partners, LP (RMP) and the Olympus gathering system and 75% of the Strike Force gathering system (Drop-Down Entities), each of which came under common control in 2017.

QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the first quarter 2019, ETRN will pay a quarterly cash dividend of $0.45 per share on May 23, 2019 to ETRN shareholders of record at the close of business on May 14, 2019.
EQM
For the first quarter 2019, EQM will pay a quarterly cash distribution of $1.145 per common unit on May 14, 2019 to EQM common unitholders of record at the close of business on May 3, 2019.
EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV) were $322 million for the first quarter 2019.

$MM	Three Months Ended March 31, 2019	2019 Full-year Forecast(2)
Mountain Valley Pipeline	$145	$900
Gathering(1)	$152	$950
Transmission	$16	$100
Water	$9	$100
Total	$322	$2,050

(1)	Does not reflect approximately $49.7 million related to non-operating assets acquired by EQM from ETRN that primarily support EQM's gathering activities (Shared Asset Transaction).

(2)
Forecast includes 60% of Eureka Midstream Holdings, LLC’s (Eureka Midstream) expansion capital expenditures and 100% of Hornet Midstream Holdings, LLC’s (Hornet Midstream) expansion capital expenditures.

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures net of expected reimbursements were $9 million for the first quarter 2019. EQM forecasts full-year 2019 ongoing maintenance capital expenditures of $65 million.
OUTLOOK
The ETRN and EQM financial forecast provided below reflects the acquisition of 60% of Eureka Midstream and 100% of Hornet Midstream, which closed on April 10, 2019. Financial results of the Eureka Midstream joint venture will be consolidated in EQM and ETRN financial statements for accounting purposes.
ETRN
In 2019, ETRN expects to pay a quarterly dividend of $0.45 per share, resulting in an annual dividend of $1.80 per share. ETRN expects to increase the quarterly per share dividend annually during the first quarter of every year. ETRN reiterates an annual dividend growth target of 8%.
EQM

$B	2019	2020	2021
Net Income attributable to EQM	$1.0	$1.2	$1.4
Adjusted EBITDA	$1.4	$1.8	$2.0
Expansion Capex + MVP capital contributions	$2.05	$0.8	$0.6

•	Annual distribution per unit growth target of 6%

•	Distribution coverage target of 1.0x to 1.1x in 2019 and greater than 1.2x beginning in 2020

•	Debt to EBITDA target of 3.5x - 4.0x beginning in 2020

•	Current project backlog expected to be funded with retained cash flow and debt capacity

Due to the seasonal nature of some transmission and storage services, primarily from utility customer contracts, second quarter 2019 transmission revenue from these contracts and services are expected to be lower than first quarter by approximately $25 million.

$MM	Q2 2019
Net Income attributable to EQM	$200 - $220
Adjusted EBITDA	$305 - $325

BUSINESS AND PROJECT UPDATES
Water Services
In the first quarter 2019, EQM generated approximately $8 million of water EBITDA and forecasts $100 – $115 million of water EBITDA for the full-year 2019. During the quarter, EQM delivered 369 million gallons of fresh water, and forecasts approximately 2.7 – 3.3 billion gallons of fresh water delivery for full-year 2019. Based on the timing of customers' well schedules, a majority of the fresh water services revenue is expected in the second half of 2019.
Mountain Valley Pipeline
The MVP JV is working through several alternatives to address the project’s remaining legal and regulatory challenges. Although completing the project during 2019 is unlikely, the MVP JV continues to target a full in-service date for the fourth quarter 2019 at an overall project cost of $4.6 billion, of which EQM would fund approximately $2.2 billion.
MVP Southgate
On November 6, 2018, MVP Southgate filed its certificate application with the Federal Energy Regulatory Commission (FERC). On March 22, 2019, the FERC issued a Notice of Schedule for the project, which includes the expected delivery of the Final Environmental Impact Statement in December 2019. The approximately 70-mile pipeline is expected to receive gas from the Mountain Valley Pipeline (MVP) in Virginia and transport to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of $450 – $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from PSNC Energy and as designed, the pipeline has expansion capabilities up to 900 MMcf per day of total capacity. Subject to FERC approval, MVP Southgate has a targeted in-service date during the fourth quarter of 2020. EQM has a 47.2% ownership interest in the MVP Southgate project and will operate the pipeline.
Hammerhead Pipeline
Hammerhead is a gathering header pipeline that will span approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both the MVP and the Ohio Valley Connector originate. With a total project cost estimate of $555 million, the pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a firm capacity commitment by EQT Corporation (EQT). In the first quarter 2019, EQM invested approximately $55 million in Hammerhead and expects to invest approximately $300 million in the project for the remainder of 2019. Hammerhead is targeting an in-service during the fourth quarter 2019.
Eureka Midstream and Hornet Midstream Acquisition
On April 10, 2019, EQM completed the acquisition of a 60% interest in Eureka Midstream and a 100% interest in Hornet Midstream for total consideration of $1,030 million, composed of approximately $860 million in cash and approximately $170 million of assumed pro-rata debt. EQM funded the acquisition with $1.2 billion of newly issued Series A Perpetual Convertible Preferred Units.
Eureka Midstream assets consist of a 190-mile gathering header pipeline system in Ohio and West Virginia that services both dry Utica and wet Marcellus production. The Hornet pipeline is a 15-mile, high-pressure gathering system in West Virginia that connects to the Eureka system.

Simplification Transaction
On February 22, 2019, ETRN, EQM and certain of their affiliates closed the transaction to exchange and eliminate the EQM IDRs and restructure the economic general partner interest in EQM for 80 million newly issued EQM common units, 7 million newly issued EQM Class B units, and a non-economic general partner interest. The EQM Class B units are not entitled to receive cash distributions from EQM until they become convertible into EQM common units. At the holder's option, the Class B units are convertible into EQM common units in three tranches: 2.5 million units convertible on April 1, 2021; 2.5 million units convertible on April 1, 2022; and 2 million units convertible on April 1, 2023. Subsequent to the simplification transaction, ETRN ownership in EQM consists of 117.2 million EQM common units, 7 million EQM Class B units, and the non-economic general partner interest.
Shared Asset Transaction
On March 31, 2019, EQM acquired certain assets from ETRN for approximately $49.7 million. The assets primarily support EQM’s operations and include information technology systems, equipment, and facilities. The purchase price reflects the net book value of the in-service assets and any expenditures made with respect to assets not yet in-service. Prior to the transaction, EQM made quarterly payments to ETRN and incurred SG&A expense related to the use of the in-service assets. Subsequent to the transaction, EQM will incur depreciation expense related to those assets.
Q1 2019 Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today at 9:00 a.m. (ET) to discuss first quarter 2019 financial results, operating results, and other business matters. An audio live stream of the call will be available on the Internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (866) 393-4306; and internationally at (734) 385-2616. The ETRN/EQM joint conference ID is 6365419.
Call Replay: For 14 days following the call, an audio replay will be available at (855) 859-2056 or (404) 537-3406. The ETRN/EQM conference ID: 6365419.
ETRN and EQM management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this earnings news release, EQM adjusted EBITDA means net income attributable to EQM plus net interest expense, depreciation, amortization of intangible assets, payments on EQM's preferred interest in EQT Energy Supply, LLC (the Preferred Interest), non-cash long-term compensation expense and separation and other transaction costs less equity income, AFUDC – equity and adjusted EBITDA of assets prior to acquisition. As used in this earnings news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC – debt and ongoing maintenance capital expenditures net of expected reimbursements, as adjusted, as applicable, for the noncontrolling interest in Eureka Midstream. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute, as adjusted, as applicable, for the noncontrolling interest in Eureka Midstream, and is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
ETRN and EQM believe that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing ETRN's and EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in ETRN's and EQM's industry, ETRN's and EQM’s definitions of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow from net income and net cash provided by operating activities as derived from EQM's statements of consolidated operations and cash flows to be included in EQM’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.
ETRN and EQM are unable to provide a reconciliation of EQM's projected adjusted EBITDA from projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV's capital spending, which impact AFUDC – debt and – equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides ranges for the forecasts for the second quarter of 2019 and forecasts reflecting rounding to the nearest $100 million for the 2019, 2020 and 2021 fiscal years of net income and adjusted EBITDA to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with one another. Therefore, the reconciliation of projected adjusted EBITDA from projected net income is not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

	Three Months Ended March 31,
(Thousands, except coverage ratio)	2019	2018
Net income attributable to EQM	$251,931	$260,350
Add:
Net interest expense	49,356	12,670
Depreciation	47,065	41,280
Amortization of intangible assets	10,387	10,386
Preferred Interest payments	2,746	2,746
Non-cash long-term compensation expense	255	499
Separation and other transaction costs	3,513	—
Less:
Equity income	(31,063)	(8,811)
AFUDC – equity	(2,346)	(1,065)
Adjusted EBITDA attributable to the Drop-Down Entities prior to acquisition	—	(44,090)
Adjusted EBITDA attributable to RMP prior to merger	—	(69,534)
Adjusted EBITDA	$331,844	$204,431
Less:
Net interest expense excluding interest income on the Preferred Interest	(50,962)	(12,500)
Capitalized interest and AFUDC – debt	(4,687)	(817)
Ongoing maintenance capital expenditures net of expected reimbursements	(9,398)	(3,865)
Distributable cash flow (1)	$266,797	$187,249

Distributions declared (2):
Limited Partner	$229,524	$85,830
General Partner	—	46,491
Total	$229,524	$132,321
Coverage ratio	1.16x	1.42x

Net cash provided by operating activities	$160,973	$283,958
Adjustments:
Capitalized interest and AFUDC – debt	(4,687)	(817)
Principal payments received on the Preferred Interest	1,141	1,079
Ongoing maintenance capital expenditures net of expected reimbursements	(9,398)	(3,865)
Adjusted EBITDA attributable to the Drop-Down Entities prior to acquisition	—	(44,090)
Adjusted EBITDA attributable to RMP prior to merger	—	(69,534)
Other, including changes in working capital	118,768	20,518
Distributable cash flow (1)	$266,797	$187,249

(1)
EQM believes that calculating distributable cash flow without deducting separation and other transaction costs provides investors with greater insight into the period-to-period ability of EQM’s ongoing assets and operations to generate cash flow. If separation and other transaction costs were deducted from the calculation, EQM’s distributable cash flow for the three-month period ended March 31, 2019 would have been $263.3 million and would not have changed for the three months ended March 31, 2018.

(2)	Reflects cash distribution of $1.145 per common unit for the first quarter of 2019 and 200,457,630 common units outstanding as of March 31, 2019.

Water EBITDA
As used in this earnings news release, water EBITDA means the earnings before interest, taxes, depreciation and amortization of EQM’s water services business and reflects water opportunities as a result of the Eureka Midstream and Hornet Midstream acquisition. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of EQM’s water services business on ETRN's and EQM’s operating performance and EQM’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to EQM’s water operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect water operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN's and EQM’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from EQM's water operating income as derived from EQM's statements of consolidated operations to be included in EQM's Quarterly Report on Form 10-Q for the three months ended March 31, 2019.
EQM has not provided a reconciliation of projected water EBITDA from projected water operating income, the most comparable measure calculated in accordance with GAAP. EQM does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income is not available without unreasonable effort.
Reconciliation of Water EBITDA

	Three Months Ended March 31,
(Thousands)	2019	2018
Water operating income	$1,186	$15,312
Add: Depreciation	6,416	5,771
Water EBITDA	$7,602	$21,083
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on natural gas gathering systems, transmission and storage systems and water services assets that support natural gas producers across the Appalachian Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.
Visit Equitrans Midstream Corporation at www.equitransmidstream.com

About EQM Midstream Partners:
EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities and other customers through its strategically-located natural gas gathering systems, transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and also owns and/or operates approximately 2,400 miles of high- and low-pressure gathering lines.
Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com

Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations Director
412-553-5834
ntetlow@equitransmidstream.com

Media inquiries:
Natalie Cox – Director, Corporate Communications
412-395-3941
ncox@equitransmidstream.com

Cautionary Statements
Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its subsidiaries, including guidance regarding EQM’s gathering, transmission and storage and water services revenue and volume growth; projected revenue and expenses; the weighted average contract life of gathering, transmission and storage and water service contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage, and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; the ultimate terms, partners and structure of the MVP JV, and EQM’s ownership interests in the MVP JV; expansion and integration and optimization projects in EQM’s operating areas and in areas that would provide access to new markets; EQM’s ability to provide produced water handling services and realize expansion and optimization and integration opportunities and related capital avoidance; acquisitions and other strategic transactions, including joint ventures and the completed acquisition of interests in Eureka Midstream and Hornet Midstream, and ETRN’s and EQM’s ability to identify and complete transactions, and effectively integrate acquisitions (including Eureka Midstream and Hornet Midstream) into EQM’s operations, and achieve anticipated synergies and accretion associated with any transactions, including through increased scale; EQM’s ability to access commercial opportunities and new customers for its water services business; credit rating impacts associated with the Mountain Valley Pipeline, acquisitions and related financings; expected cash flows and minimum volume commitments; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; ETRN’s and EQM’s and its subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding growth of production volumes in EQM’s areas of operation; the effect and outcome of pending and future litigation and regulatory proceedings; dividend and distribution amounts, timing, rates and growth; effects of the conversion, if at all, of EQM securities; effect of commodity prices; projected net income, projected adjusted EBITDA, projected water EBITDA and fresh water deliveries (and the timing thereof), projected distributable cash flow, projected leverage and projected coverage ratio; projected SG&A and separation and transaction costs; the timing and amount of future issuances of securities; the effects of government regulation and tariffs; the effect of seasonality; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as updated by Part II, Item 1A, "Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the period ended March 31, 2019 to be filed with the SEC, and (ii) Item 1A, "Risk Factors" in EQM's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as updated by Part II, Item 1A, "Risk Factors," of EQM’s Quarterly Report on Form 10-Q for the period ended March 31, 2019 to be filed with the SEC, in each case as may be further updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONDENSED CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
	2019	2018

	(Thousands, except per share amounts)
Operating revenues (1)	$389,782	$371,026
Operating expenses:
Operating and maintenance	27,883	27,172
Selling, general and administrative	32,178	27,213
Separation and other transaction costs	8,782	15,573
Depreciation	50,511	41,342
Amortization of intangible assets	10,387	10,386
Total operating expenses	129,741	121,686
Operating income	260,041	249,340
Equity income	31,063	8,811
Other income	1,861	904
Net interest expense	60,949	12,102
Income before income taxes	232,016	246,953
Income tax expense	32,450	23,209
Net income	199,566	223,744
Less: Net income attributable to noncontrolling interests	143,267	141,015
Net income attributable to ETRN	$56,299	$82,729

Earnings per share of common stock attributable to ETRN (2):
Basic:
Weighted average common stock outstanding	254,776	254,432
Net income	$0.22	$0.33
Diluted:
Weighted average common stock outstanding	254,827	255,033
Net income	$0.22	$0.32

(1)	Operating revenues included related party revenues from EQT of $284.5 million and $265.6 million for the three months ended March 31, 2019 and 2018, respectively.

(2)
For the three months ended March 31, 2018, earnings per share was calculated based on the shares of ETRN common stock distributed in connection with ETRN's separation from EQT and is considered pro forma in nature. Prior to its separation from EQT, ETRN did not have any publicly issued or outstanding common stock (other than shares owned by EQT).

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended March 31,
	2019	2018

	(Thousands, except per unit amounts)
Operating revenues (2)	$389,782	$371,026
Operating expenses:
Operating and maintenance	27,883	27,172
Selling, general and administrative	32,920	26,390
Separation and other transaction costs	3,513	—
Depreciation	47,065	41,280
Amortization of intangibles assets	10,387	10,386
Total operating expenses	121,768	105,228
Operating income	268,014	265,798
Equity income	31,063	8,811
Other income	2,210	904
Net interest expense	49,356	12,670
Net income	251,931	262,843
Net income attributable to noncontrolling interests	—	2,493
Net income attributable to EQM	$251,931	$260,350

Calculation of limited partner interest in net income:
Net income attributable to EQM	$251,931	$260,350
Less: Pre-acquisition net income allocated to EQT	—	(83,132)
Less: General partner interest in net income – general partner units	—	(3,117)
Less: General partner interest in net income – IDRs	—	(44,164)
Limited partner interest in net income	$251,931	$129,937

Net income per limited partner common unit – basic	$1.63	$1.61
Net income per limited partner common unit – diluted	$1.56	$1.61

Weighted average limited partner common units outstanding – basic	154,259	80,607
Weighted average limited partner common units outstanding – diluted	161,259	80,607

(1)	EQM’s consolidated financial statements for the three months ended March 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Operating revenues included related party revenues from EQT of $284.5 million and $265.6 million for the three months ended March 31, 2019 and 2018, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended March 31,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues (2)	$128,959	$109,933
Volumetric-based fee revenues	132,922	127,457
Total operating revenues	261,881	237,390
Operating expenses:
Operating and maintenance	15,253	15,113
Selling, general and administrative	22,534	17,788
Separation and other transaction costs	3,513	—
Depreciation	28,116	23,068
Amortization of intangible assets	10,387	10,386
Total operating expenses	79,803	66,355
Operating income	$182,078	$171,035

OPERATIONAL DATA
Gathering volumes (BBtu per day):
Firm capacity reservation (2)	2,572	1,956
Volumetric-based services	4,194	4,227
Total gathered volumes	6,766	6,183

Capital expenditures (3)	$207,717	$134,138

(1)	EQM’s consolidated financial statements for the three months ended March 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Includes revenues or volumes from contracts with minimum volume commitments.

(3)	Capital expenditures for the three months ended March 31, 2019 include expenditures made to ETRN for the Shared Asset Transaction of approximately $49.7 million.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$99,224	$97,775
Volumetric-based fee revenues	10,635	9,159
Total operating revenues	109,859	106,934
Operating expenses:
Operating and maintenance	4,084	7,551
Selling, general and administrative	8,492	7,491
Depreciation	12,533	12,441
Total operating expenses	25,109	27,483
Operating income	$84,750	$79,451

Equity income	$31,063	$8,811

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,959	2,815
Volumetric-based services	105	42
Total transmission pipeline throughput	3,064	2,857

Average contracted firm transmission reservation commitments (BBtu per day)	4,442	4,140

Capital expenditures	$18,762	$18,929

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS (1)

	Three Months Ended March 31,
	2019	2018

FINANCIAL DATA	(Thousands)
Water services revenues	$18,042	$26,702
Operating expenses:
Operating and maintenance	8,546	4,508
Selling, general and administrative	1,894	1,111
Depreciation	6,416	5,771
Total operating expenses	16,856	11,390
Operating income	$1,186	$15,312

OPERATIONAL DATA
Water services volumes (MMgal)	369	541

Capital expenditures	$9,175	$2,375

(1)	EQM’s consolidated financial statements for the three months ended March 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended March 31,
	2019	2018

	(Thousands)
Expansion capital expenditures (2) (3)	$176,509	$148,077
Maintenance capital expenditures	9,428	7,365
Total capital expenditures	$185,937	$155,442

(1)	EQM’s consolidated financial statements for the three months ended March 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Expansion capital expenditures for the three months ended March 31, 2019 and 2018 do not include capital contributions made to the MVP JV of $144.8 million and $117.0 million, respectively.

(3)	Expansion capital expenditures for the three months ended March 31, 2019 do not include expenditures made to ETRN for the Shared Asset Transaction of approximately $49.7 million.

Source: Equitrans Midstream Corporation